Exhibit 99.1

News Release
Contacts:	ProFrac Holding Corp.
Austin Harbour – Chief Financial Officer Michael Messina – Vice President of Finance investors@pfholdingscorp.com ICR, Inc. PFHoldingsIR@icrinc.com

ProFrac Holding Corp. Reports Third Quarter 2025 Results

WILLOW PARK, TX – November 10, 2025 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac”, or the “Company”) today announced financial and operational results for its third quarter ended September 30, 2025.

Third Quarter 2025 Results

•	Total revenue was $403 million compared to second quarter 2025 revenue of $502 million

•	Net loss was $92 million compared to net loss of $107 million in second quarter 2025

•	Adjusted EBITDA[1] was $41 million compared to $79 million in second quarter 2025; 10% of revenue in the third quarter compared to 16% of revenue in second quarter 2025

•	Net cash provided by operating activities of $5 million compared to $97 million in second quarter 2025

•	Capital expenditures of $38 million compared to $43 million in second quarter 2025

•	Free cash flow[2] of $(29) million compared to $54 million in second quarter 2025

"Our third quarter results reflected continued challenging market conditions, with improvement mid-period giving way to an unexpected decline in conditions toward quarter-end. Thus far in the fourth quarter, activity levels have improved from the end of the third quarter. We believe the U.S. onshore completions market is well-positioned for recovery when commodity prices strengthen, as production remains at or below maintenance levels, and as the pressure pumping market continues to tighten via natural equipment attrition," said Matt Wilks, ProFrac's Executive Chairman.

"We remain focused on financial and operational discipline by reemphasizing dedicated, consistent programs, right sizing our organization and optimizing our asset base. We believe these actions will collectively result in $85 to $115 million of annualized cash savings by the end of second quarter of 2026," concluded Mr. Wilks.

Outlook

In the Stimulation Services segment, the Company believes fourth quarter activity levels could continue to improve from third quarter levels on a flattish fleet count. Pricing in the fourth quarter is expected to be lower on average versus the third quarter. The Company expects results to improve sequentially.

In the Proppant Production segment, the Company expects fourth quarter profitability to improve compared to the third quarter. While pricing pressures persist, the Company anticipates enhanced operational efficiency and increased throughput and volumes to drive sequential improvement.

Business Optimization

The Company has recently taken meaningful steps to adjust its strategy with a focus on operational efficiency, through-cycle resilience and structural cost savings to align with current market conditions. The Company is prioritizing dedicated fleets paired with operators conducting more robust, less volatile programs. The Company has identified initial COGS, SG&A and capital expenditure savings of $85 to $115 million on a combined annualized basis, comprised of (i) approximately $35 million to $45 million of COGS and SG&A labor reductions that have been implemented, (ii) $30 million to $40 million across non-labor COGS and SG&A line items, and (iii) $20 million to $30 million of capital expenditures. The Company believes that this is the first step in its business optimization and that additional savings are possible.

Business Segment Information

The Stimulation Services segment generated revenues of $343 million in third quarter 2025, which resulted in $20 million of Adjusted EBITDA and a margin of 6%. This is compared with $432 million in revenues in second quarter 2025, which resulted in $51 million of Adjusted EBITDA and a margin of 12%.

The Proppant Production segment generated revenues of $76 million in third quarter 2025, which resulted in $8 million of Adjusted EBITDA and a margin of 10%. This is compared with revenues of $78 million in second quarter 2025, which resulted in $15 million of Adjusted EBITDA and a margin of 19%. Approximately 73% of the Proppant Production segment's revenue was intercompany during third quarter 2025.

The Manufacturing segment generated revenues of $48 million in third quarter 2025, which resulted in $4 million of Adjusted EBITDA and a margin of 7%. This is compared with revenues of $56 million in second quarter 2025, which resulted in $7 million of Adjusted EBITDA and a margin of 13%. Approximately 82% of the Manufacturing segment's revenue was intercompany during third quarter 2025.

Other Business Activities generated revenues of $61 million in third quarter 2025, which resulted in $12 million of Adjusted EBITDA and a margin of 20%. This is compared with revenues of $65 million in second quarter 2025, which resulted in $8 million of Adjusted EBITDA and a margin of 12%. ProFrac's Other Business Activities include the results of Flotek Industries and Livewire Power.

Capital Expenditures and Capital Allocation

Cash capital expenditures totaled $38 million in the third quarter, a decline from $43 million reported in second quarter 2025.

We now expect capital expenditures to be $160 to $190 million for 2025, representing a further reduction of approximately $25 million at the mid-point from our previous guidance of $175 to $225 million. This adjustment reflects our commitment to maintaining financial discipline during the current downturn while maintaining service quality and operational efficiency through our asset management platform.

Balance Sheet and Liquidity

Total debt outstanding as of September 30, 2025 was $1.07 billion while total principal amount of debt outstanding as of September 30, 2025 was $1.09 billion. Net debt3 outstanding as of September 30, 2025 was $1.04 billion.

Total cash and cash equivalents as of September 30, 2025 was $58 million, of which $5 million was related to Flotek and not accessible by the Company.

As of September 30, 2025 the Company had $95 million of liquidity, including approximately $53 million in cash and cash equivalents, excluding Flotek, and $41 million of availability under its asset-based credit facility.

Footnotes

(1)	Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”) (a “Non-GAAP Financial Measure”). Please see “Non-GAAP Financial Measures” at the end of this news release.
(2)	Free Cash Flow is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.
(3)	Net Debt is a Non-GAAP Financial Measure. Please see “Non-GAAP Financial Measures” at the end of this news release.

Conference Call

ProFrac has scheduled a conference call on Monday, November 10, 2025, at 11:00 a.m. Eastern / 10:00 a.m. Central. To register for and access the event, please click here. An archive of the webcast will be available shortly after the call’s conclusion on the IR Calendar section of ProFrac’s investor relations website for 90 days.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a technology-focused, vertically integrated and innovation-driven energy services holding company providing hydraulic fracturing, proppant production, related completion services and complementary products and services to leading upstream oil and natural gas companies engaged in the exploration and production ("E&P") of North American unconventional oil and natural gas resources. ProFrac operates through three business segments: Stimulation Services, Proppant Production and Manufacturing, in addition to Other Business Activities. For more information, please visit ProFrac's website at www.PFHoldingsCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s strategies and plans for cash savings and sources of liquidity, including incremental debt or non-collateralized asset sales and issuance of the Senior Secured Notes; the Company’s ability to manage the industry and commodity downturn; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; the Company’s expectations about price fluctuations, and macroeconomic conditions impacting the industry; competitive conditions in the industry; success of the Company’s ongoing strategic initiatives; the Company’s guidance regarding its financial and operational results; pricing of the Company’s services in light of the prevailing market conditions; the impact of continued inflation, risk of a global recession and U.S. trade policy, including the imposition of tariffs and retaliatory measures; the Company’s currently expected guidance regarding its planned capital expenditures; statements regarding the Company’s future profitability, cash flows, liquidity and management of debt obligations; the Company’s anticipated timing for operationalizing and amount of contribution from its fleets and its sand mines; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of the Company to consummate expected financings; actions by customers, competitors and third-party operators, which are beyond the Company’s control; the ability to achieve the anticipated benefits of the Company’s acquisitions, mining operations, and vertical integration strategy, including risks and costs relating to integrating acquired assets and personnel; risks that the Company’s actions intended to achieve its financial and operational guidance will be insufficient to achieve that guidance, either alone or in combination with external market, industry or other factors; risks related to the imposition of tariffs and retaliatory measures, and changes in U.S. trade policy; unexpected operational issues that increase the cost of operations; the failure to operationalize or utilize to the extent anticipated the Company’s fleets and sand mines in a timely manner or at all; the Company's general ability to execute its business plans; the risk that the Company may need more capital than it currently projects or that capital expenditures could increase beyond current expectations; the ability to realize costs savings as expected; conditions of the capital markets; risks regarding access to additional capital; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services and for oil and natural gas; global and regional economic and financial conditions, including as they may be affected by hostilities in the Middle East and in Ukraine; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov.

Forward-looking statements are also subject to the risks and other issues described below under “Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation any expectations about the Company’s operational and financial performance or achievements through and including 2025. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Non-GAAP Financial Measures

Adjusted EBITDA, Free Cash Flow and Net Debt are non-GAAP financial measures and should not be considered as a substitute for net income (loss), net cash from operating activities, or GAAP measurements of debt, respectively, or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of our profitability or liquidity. Adjusted EBITDA, Free Cash Flow and Net Debt are supplemental measures utilized by our management and other users of our financial statements such as investors, commercial banks, research analysts and others, to assess our financial performance. We believe Adjusted EBITDA is an important supplemental measure because it allows us to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of our management team (such as income tax rates). We believe Free Cash Flow is an important supplemental liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions, and Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. We believe Net Debt is an important supplemental measure of indebtedness for management and investors because it provides a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents.

We define Adjusted EBITDA as our net income (loss), before (i) interest expense, net, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) loss or gain on disposal of assets, net, (v) stock-based compensation, and (vi) other charges, such as certain credit losses, gain or loss on extinguishment of debt, unrealized loss or gain on investments, acquisition and integration expenses, litigation expenses and accruals for legal contingencies, acquisition earnout adjustments, severance charges, goodwill impairments, gains on insurance recoveries, transaction costs, third-party supply commitment charges, lease termination costs, and impairments of long-lived assets.  We define Free Cash Flow as net cash provided by or (used in) operating activities less investment in property, plant and equipment plus proceeds from sale of assets.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative to net income (loss). Adjusted EBITDA has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net cash provided by operating activities is the GAAP measure most directly comparable to Free Cash Flow. Free Cash Flow should not be considered as an alternative to net cash provided by operating activities. Free Cash Flow has important limitations as an analytical tool including that Free Cash Flow does not reflect the cash requirements necessary to service our indebtedness and Free Cash Flow is not a reliable measure for actual cash available to the Company at any one time. Because Free Cash Flow may be defined differently by other companies in our industry, our definition of this Non-GAAP Financial Measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Net Debt is defined as total debt plus unamortized debt discounts, premiums, and issuance costs less cash and cash equivalents. Total debt is the GAAP measure most directly comparable to Net Debt. Net Debt should not be considered as an alternative to total debt. Net Debt has important limitations as a measure of indebtedness because it does not represent the total amount of indebtedness of the Company.

The presentation of Non-GAAP Financial Measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Financial Measures of Adjusted EBITDA, Free Cash Flow and Net Debt to the most directly comparable GAAP financial measure for the periods indicated.

- Tables to Follow-

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Balance Sheets

	September 30,	December 31,
(In millions)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$58.0	$14.8
Accounts receivable, net	269.1	312.7
Accounts receivable — related party, net	19.1	16.1
Inventories	166.7	201.1
Prepaid expenses and other current assets	28.4	29.4
Total current assets	541.3	574.1
Property, plant, and equipment, net	1,567.9	1,761.2
Operating lease right-of-use assets, net	131.8	158.6
Goodwill	301.3	302.0
Intangible assets, net	120.8	148.9
Deferred tax assets	30.4	—
Other assets	48.9	43.3
Total assets	$2,742.4	$2,988.1

LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$276.6	$324.3
Accounts payable — related party	21.5	18.1
Accrued expenses	80.9	67.2
Current portion of long-term debt	153.6	159.6
Current portion of long-term debt— related party	5.0	5.0
Current portion of operating lease liabilities	27.4	26.0
Other current liabilities	29.7	56.6
Other current liabilities — related party	0.9	3.2
Total current liabilities	595.6	660.0
Long-term debt	907.0	936.1
Long-term debt — related party	4.6	8.3
Operating lease liabilities	109.9	137.1
Deferred tax liabilities	11.2	14.9
Tax receivable agreement liability	82.9	82.9
Other liabilities	9.9	9.2
Total liabilities	1,721.1	1,848.5

Mezzanine equity:
Series A preferred stock	67.4	63.5

Stockholders' equity:
Class A common stock	1.8	1.5
Additional paid-in capital	1,326.4	1,241.2
Accumulated deficit	(466.2)	(235.9)
Accumulated other comprehensive income	—	0.1
Total stockholders' equity attributable to ProFrac Holding Corp.	862.0	1,006.9
Noncontrolling interests	91.9	69.2
Total stockholders' equity	953.9	1,076.1
Total liabilities, mezzanine equity, and stockholders' equity	$2,742.4	$2,988.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Operations

	Three Months Ended				Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	June 30,	Sep. 30,	Sep. 30,
(In millions)	2025	2025	2024	2024	2025	2024
Total revenues	$403.1	$501.9	$575.3	$579.4	$1,505.3	$1,736.2

Operating costs and expenses:
Cost of revenues, exclusive of depreciation, depletion and amortization	324.1	374.7	390.7	393.1	1,118.2	1,157.5
Selling, general, and administrative	43.0	51.4	51.9	54.1	148.0	156.6
Depreciation, depletion and amortization	103.0	104.7	112.7	103.4	313.7	328.9
Acquisition and integration costs	—	0.1	2.0	2.9	0.2	5.1
Goodwill impairment	—	—	6.8	67.7	—	74.5
Other operating expense, net	11.8	29.0	15.5	7.4	46.0	27.2
Total operating costs and expenses	481.9	559.9	579.6	628.6	1,626.1	1,749.8

Operating loss	(78.8)	(58.0)	(4.3)	(49.2)	(120.8)	(13.6)

Other income (expense):
Interest expense, net	(34.5)	(35.1)	(40.6)	(39.6)	(105.5)	(117.8)
Loss on extinguishment of debt	—	—	—	—	—	(0.8)
Other income (expense), net	0.7	(9.7)	(0.1)	(0.5)	(4.2)	1.2
Loss before income taxes	(112.6)	(102.8)	(45.0)	(89.3)	(230.5)	(131.0)
Income tax benefit (expense)	20.2	(4.4)	1.5	23.7	15.5	24.9
Net loss	(92.4)	(107.2)	(43.5)	(65.6)	(215.0)	(106.1)
Less: net income attributable to noncontrolling interests	(8.5)	(0.8)	(1.7)	(1.1)	(11.4)	(4.0)
Net loss attributable to ProFrac Holding Corp.	$(100.9)	$(108.0)	$(45.2)	$(66.7)	$(226.4)	$(110.1)
Net loss attributable to Class A common shareholders	$(102.2)	$(109.3)	$(46.4)	$(67.9)	$(230.3)	$(113.7)

ProFrac Holding Corp. (NasdaqGS: ACDC)
Consolidated Statements of Cash Flows

	Three Months Ended			Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions)	2025	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(92.4)	$(107.2)	$(43.5)	$(215.0)	$(106.1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	103.0	$104.7	112.7	313.7	328.9
Amortization of acquired unfavorable contracts	—	(1.9)	(11.7)	(7.6)	(39.1)
Stock-based compensation	4.7	0.8	1.1	6.6	6.1
Loss (gain) on insurance recoveries	0.3	—	—	0.3	(3.2)
Loss (gain) on disposal of assets, net	5.5	5.2	(1.4)	14.1	(2.5)
Non-cash loss on extinguishment of debt	—	—	—	—	0.8
Amortization of debt issuance costs	2.9	3.0	3.6	8.9	11.2
Loss on investments, net	—	10.5	1.1	6.8	0.9
Provision for supply commitment charges	—	—	9.6	—	9.6
Provision for credit losses, net of recoveries	—	12.8	—	12.8	—
Goodwill impairment	—	—	6.8	—	74.5
Deferred tax expense (benefit)	(16.5)	—	1.8	(16.5)	(25.4)
Other non-cash items, net	0.2	—	(0.1)	0.4	(0.1)
Changes in operating assets and liabilities	(3.1)	68.8	18.2	15.5	35.2
Net cash provided by operating activities	4.6	96.7	98.2	140.0	290.8

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	—	—	—	(194.4)
Investment in property, plant & equipment	(38.0)	(42.8)	(70.0)	(133.3)	(191.8)
Proceeds from sale of assets	4.2	0.5	2.9	4.9	31.9
Proceeds from insurance recoveries	—	—	0.1	—	4.5
Other	—	(0.2)	—	0.4	(2.0)
Net cash used in investing activities	(33.8)	(42.5)	(67.0)	(128.0)	(351.8)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	16.9	21.6	15.5	38.5	136.4
Repayments of long-term debt	(31.8)	(29.4)	(54.4)	(103.7)	(110.0)
Borrowings from revolving credit agreements	427.6	497.6	546.2	1,344.3	1,580.4
Repayments of revolving credit agreements	(430.2)	(533.3)	(536.9)	(1,324.6)	(1,540.6)
Payment of debt issuance costs	(0.2)	(0.4)	(0.1)	(0.6)	(3.5)
Cash settlement of vested stock awards	—	(0.2)	—	(1.2)	—
Tax withholding related to net share settlement of equity awards	—	—	—	—	(1.5)
Proceeds from issuance of common stock	82.4	—	—	82.4	—
Payment of common stock issuance costs	(3.4)	—	—	(3.4)	—
Other	(0.1)	(0.1)	—	(0.5)	—
Net cash provided by (used in) financing activities	61.2	(44.2)	(29.7)	31.2	61.2

Net increase in cash, cash equivalents, and restricted cash	32.0	10.0	1.5	43.2	0.2
Cash, cash equivalents, and restricted cash beginning of period	26.0	16.0	24.0	14.8	25.3
Cash, cash equivalents, and restricted cash end of period	$58.0	$26.0	$25.5	$58.0	$25.5

ProFrac Holding Corp. (NasdaqGS: ACDC)
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended				Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	June 30,	Sep. 30,	Sep. 30,
(In millions)	2025	2025	2024	2024	2025	2024
Net loss	$(92.4)	$(107.2)	$(43.5)	$(65.6)	$(215.0)	$(106.1)

Interest expense, net	34.5	35.1	40.6	39.6	105.5	117.8
Depreciation, depletion and amortization	103.0	104.7	112.7	103.4	313.7	328.9
Income tax expense (benefit)	(20.2)	4.4	(1.5)	(23.7)	(15.5)	(24.9)
Loss (gain) on disposal of assets, net	5.5	5.2	(1.4)	0.3	14.1	(2.5)
Loss on extinguishment of debt	—	—	—	—	—	0.8
Provision for credit losses, net of recoveries	—	12.8	—	—	12.8	—
Stock-based compensation	4.2	2.0	1.1	2.9	7.3	6.1
Lease termination	—	0.8	—	—	0.8	—
Transaction costs	1.1	7.0	3.9	—	8.3	3.9
Severance charges	—	0.4	0.7	1.1	0.4	2.5
Acquisition and integration costs	—	0.1	2.0	2.9	0.2	5.1
Supply commitment charges	—	—	9.4	—	—	9.6
Impairment of goodwill	—	—	6.8	67.7	—	74.5
Loss (gain) on insurance recoveries	0.3	—	—	(3.2)	0.3	(3.2)
Litigation expenses and accruals for legal contingencies	4.9	2.8	2.9	9.2	9.3	16.9
Loss on investments, net	—	10.5	1.1	1.0	6.8	0.9
Adjusted EBITDA	$40.9	$78.6	$134.8	$135.6	$249.0	$430.3

ProFrac Holding Corp. (NasdaqGS: ACDC)
Segment Information

	Three Months Ended				Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	June 30,	Sep. 30,	Sep. 30,
(In millions)	2025	2025	2024	2024	2025	2024
Revenues
Stimulation services	$342.9	$432.0	$507.1	$505.6	$1,299.4	$1,530.0
Proppant production	76.4	77.5	52.8	69.5	221.2	200.0
Manufacturing	48.1	55.8	61.5	55.9	169.7	160.9
Other	60.8	65.0	51.3	47.6	188.0	140.6
Total segments	528.2	630.3	672.7	678.6	1,878.3	2,031.5
Eliminations	(125.1)	(128.4)	(97.4)	(99.2)	(373.0)	(295.3)
Total revenues	$403.1	$501.9	$575.3	$579.4	$1,505.3	$1,736.2

Adjusted EBITDA
Stimulation services	$19.6	$51.1	$112.6	$107.3	$175.3	$345.1
Proppant production	8.0	14.8	17.3	25.7	41.1	71.4
Manufacturing	3.6	7.3	0.1	0.1	14.9	4.6
Other	12.0	8.4	4.8	4.4	28.1	12.8
Total segments	43.2	81.6	134.8	137.5	259.4	433.9
Eliminations	(2.3)	(3.0)	—	(1.9)	(10.4)	(3.6)
Total adjusted EBITDA	$40.9	$78.6	$134.8	$135.6	$249.0	$430.3

ProFrac Holding Corp. (NasdaqGS: ACDC)
Net Debt

	September 30,	December 31,
(In millions)	2025	2024
Current portion of long-term debt	$153.6	$159.6
Current portion of long-term debt— related party	5.0	5.0
Long-term debt	907.0	936.1
Long-term debt — related party	4.6	8.3
Total debt	1,070.2	1,109.0

Plus: unamortized debt discounts, premiums, and issuance costs	23.8	29.9
Total principal amount of debt	1,094.0	1,138.9

Less: cash and cash equivalents	(58.0)	(14.8)
Net debt	$1,036.0	$1,124.1

ProFrac Holding Corp. (NasdaqGS: ACDC)
Free Cash Flow

	Three Months Ended			Nine Months Ended
	Sep. 30,	June 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions)	2025	2025	2024	2025	2024
Net cash provided by operating activities	$4.6	$96.7	$98.2	$140.0	$290.8

Investment in property, plant & equipment	(38.0)	(42.8)	(70.0)	(133.3)	(191.8)
Proceeds from sale of assets	4.2	0.5	2.9	4.9	31.9
Free cash flow	$(29.2)	$54.4	$31.1	$11.6	$130.9